Exhibit 99.3

Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
(in thousands)	2003	2002

Assets
Cash and cash equivalents
Cash and due from banks	$5,589	$9,479
Interest-bearing deposits in financial institutions	5,496	6,141
Federal funds sold	14,000	7,000

Total cash and cash equivalents	25,085	22,620

Securities available for sale	37,638	23,694
Loans
Loans	120,162	121,509
Allowance for loan losses	(1,636)	(1,690)

Net loans	118,526	119,819

Premises and equipment	2,470	2,174
Accrued interest and other assets	1,889	1,619

Total assets	$185,608	$169,926

Liabilities
Deposits
Noninterest bearing	$41,943	$38,750
Interest bearing	102,939	93,424

Total deposits	144,882	132,174

Federal funds purchased	3,409	3,353
Advances from Federal Home Loan Bank	14,497	11,783
Accrued expenses and other liabilities	1,627	1,656
Junior subordinated debt (trust preferred securities)	5,000	5,000

Total liabilities	169,415	153,966

Stockholders’ equity
Preferred stock: No par value; 100,000 shares authorized; none issued
Common stock and surplus: No par value, 15,000,000 shares authorized; 1,078,831 shares issued at September 30, 2003; 1,075,461 shares issued at December 31, 2002	13,640	13,597
Retained earnings	2,654	2,266
Accumulated other comprehensive income (loss)	(101)	97

Total stockholders’ equity	16,193	15,960

Total liabilities and stockholders’ equity	$185,608	$169,926